    News Release

Investors:    Greg Bensen                Brent Rockwood
Director, Investor Relations        Director, Communications
303-405-6665                303-672-6999

QEP RESOURCES ANNOUNCES DECISION TO PURSUE A SEPARATION OF ITS MIDSTREAM BUSINESS

DENVER – December 2, 2013 – QEP Resources, Inc. (“QEP” or the “Company”) (NYSE:QEP) today announced a decision to pursue a separation of its midstream business, QEP Field Services Company (“QEP Field Services”), including the Company's interest in QEP Midstream Partners, LP (“QEPM”) (NYSE:QEPM).

The decision is a result of the Board’s continuous review of strategic alternatives to maximize shareholder value that also led to the creation of QEPM earlier this year. After careful review by the Board of Directors and management team with its financial advisors, the Company concluded that the separation of QEP Field Services from QEP creates a number of significant advantages, each of which is expected to maximize shareholder value, including:

•
Allowing for the separate valuation of QEP’s midstream business. The value of QEP’s midstream business is not fully recognized in the QEP share price and a separation is expected to unlock shareholder value;

•	Allowing each business to independently deploy resources and allocate capital according to their strategic initiatives and growth strategies; and

•	Permitting each business to compete more effectively in their respective markets.

The Board has directed management to begin the necessary work of establishing QEP Field Services as a separate entity from QEP, including engaging a search firm to assist in recruitment of additional senior management with experience running a standalone midstream business. In addition, the Board has asked management to work with the Company’s financial and legal advisers to evaluate the shareholder value impact of various separation alternatives.

The Company and its advisors are working diligently to determine the path that creates the most value for shareholders and the timing of the consummation of separation is dependent on the path ultimately chosen. The Company expects to update shareholders on the progress of the separation during the first quarter of 2014.

During the review, the Company will continue to operate its business in the normal course and will fully support ongoing activities. While the Company is committed to the separation of the QEP Field Services business, there can be no assurance that any transaction will ultimately be consummated.

Deutsche Bank Securities Inc. and Goldman, Sachs & Co. are acting as financial advisors to QEP and Latham & Watkins LLP and Wachtell, Lipton, Rosen and Katz are serving as legal advisors.

About QEP Resources

QEP Resources, Inc. (NYSE:QEP) is a leading independent natural gas and crude oil exploration and production company focused in two major regions: the Northern Region (primarily the Rockies and the Williston Basin) and the Southern Region (primarily Oklahoma, the Texas Panhandle, and Louisiana) of the United States. QEP Resources also gathers, compresses, treats, processes and stores natural gas. QEP Resources is the majority owner of QEP Midstream Partners, LP (NYSE:QEPM) and owns 100% of the partnership’s general partner. For more information, visit QEP Resources' website at: www.qepres.com.

Forward Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “forecasts,” “plans,” “estimates,” “expects,” “should,” “will” or other similar expressions. All statements that address expectations or projections about the future are forward-looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future results which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, but not limited to: the availability of capital; global geopolitical and macroeconomic factors; general economic conditions, including interest rates; changes in local, regional, national and global demand for natural gas, oil and NGL; natural gas, NGL and oil prices; impact of new laws and regulations, including regulations regarding the use of hydraulic fracture stimulation and the implementation of the Dodd-Frank Act; elimination of federal income tax deductions for oil and gas exploration and development; drilling results; shortages of oilfield equipment, services and personnel; operating risks such as unexpected drilling conditions; weather conditions; changes in maintenance and construction costs and possible inflationary pressures; permitting delays; the availability and cost of credit; outcome of contingencies such as legal proceedings; inability to successfully integrate acquired assets; purchase price adjustments relating to asset sales; risks relating to the securities markets generally; the impact of adverse market conditions affecting the Company's business; fluctuations in processing margins; unexpected changes in costs for constructing, modifying or operating midstream facilities; lack of, or disruptions in, adequate and reliable transportation for the Company's products; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; inadequate supplies of water and/or lack of water disposal sources; the implications of the JANA Partners, LLC share accumulations and its proposals to the Company and the Company’s response to those proposals; the impact of capital market and business conditions on the nature and timing of a separation of QEP Field Services; the impact on QEP of such separation, including the time and resources devoted to its execution and the consequences of separation of the midstream assets from QEP; future opportunities that the Company’s board of directors may determine present greater potential value to stockholders than any contemplated transaction; and the other risks discussed in the Company’s periodic filings with the Securities and Exchange Commission, including the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The Company undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on its website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.